UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2006

NATIONAL TAX CREDIT INVESTORS II

(Exact name of Registrant as specified in its charter)

            California

        0-20610

  95-1017959

(State or other jurisdiction

(Commission

     (I.R.S. Employer

     of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

National Tax Credit Investors II, a California limited partnership (the “Registrant”) has a 99% limited partnership interest in Oak View Spartanburg Limited Partnership, a South Carolina limited partnership (“Oak View”). On December 13, 2006, Oak View sold its sole investment property, Oak View Apartments, consisting of 106 units, to a third party, Related Apartment Preservation, LLC, a Delaware limited liability company, for a sales price of $3,300,000. The Registrant received approximately $1,880,000 as a distribution from net sales proceeds after the payment of closing costs. The Registrant had an investment balance in Oak View of approximately $1,412,000 at September 30, 2006.

In accordance with the Restated Certificate and Agreement of Limited Partnership, the Registrant’s general partner is evaluating the cash requirements of the Registrant to determine the amount, if any, to be utilized to partially repay advances to an affiliate of the Registrant’s general partner and the amount to be utilized for the Registrant’s operations and reserves.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL TAX CREDIT INVESTORS II

By:

National Partnership Investments Corp.

General Partner

By:

/s/David R. Robertson

David R. Robertson

President and Chief Executive Officer

Date:

December 19, 2006